Exhibit 23





Consent of Independent Accountants


      We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-18485, 333-18487 and 333-18493) of Covance Inc. of our report dated January 27, 1997 appearing on page 39 of this Annual Report on Form 10-K.




Price Waterhouse LLP
Morristown, New Jersey

March 24, 1997